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                     FIRST AMENDMENT TO AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT

                           Effective November 1, 2005

     The Amended and Restated Investment Management Agreement between HL Investment Advisors, LLC and Hartford Series Fund, Inc. dated as of August 28, 2002 is hereby amended, as follows, in order to reflect a reduction in management fees for Hartford Advisers HLS Fund:

          Effective November 1, 2005, Attachment B is restated as attached hereto.

HL INVESTMENT ADVISORS, LLC             HARTFORD SERIES FUND, INC.
                                        ON BEHALF OF:
                                        Hartford Advisers HLS Fund


By: /s/ John C. Walters                 By: /s/ John C. Walters
    ---------------------------------       ------------------------------------
    John C. Walters                         John C. Walters
    Executive Vice President                Vice President

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                                  ATTACHMENT B

The advisory fee shall be accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the
Portfolio:

                                Advisers HLS Fund

  NET ASSET VALUE    ANNUAL RATE
------------------   -----------
First $250 million      0.480%
Next $250 million       0.455%
Next $500 million       0.445%
Over $1 billion         0.395%

                                 Stock HLS Fund

  NET ASSET VALUE    ANNUAL RATE
------------------   -----------
First $250 million      0.325%
Next $250 million       0.300%
Next $500 million       0.275%
Over $1 billion         0.250%

                          Capital Appreciation HLS Fund
                          Dividend and Growth HLS Fund
                            Global Advisers HLS Fund
                      International Opportunities HLS Fund
                                 MidCap HLS Fund
                             Small Company HLS Fund

  NET ASSET VALUE    ANNUAL RATE
------------------   -----------
First $250 million      0.575%
Next $250 million       0.525%
Next $500 million       0.475%
Over $1 billion         0.425%

Effective: November 1, 2005